UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 28, 2013

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On October 28, 2013, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and nine months ended September 30, 2013. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share for the three and nine month periods ended September 30, 2013 and 2012. For purposes of calculating the return on average tangible common equity, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders' equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible common equity to tangible assets, a non-GAAP financial measure, tangible common equity is divided by tangible assets. Tangible common equity equals stockholders' equity less preferred stock and goodwill and intangible assets, in each case at period end. Tangible assets equals total assets less goodwill and intangible assets, in each case at period end. For the purpose of calculating tangible common book value per common share, a non-GAAP financial measure, tangible common equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock. In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders' equity, average tangible assets to average assets, tangible common equity to stockholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, common equity to assets and common book value per common share, respectively, as determined by GAAP.

Item 7.01 - Regulation FD Disclosure

Projection of fiscal 2013 results

The information below begins with Park's projected consolidated pre-tax, pre-provision income and incorporates a projected range for provision for loan losses, income before income tax, income taxes and net income for Park on a consolidated basis in 2013. Management's original projection for 2013 as discussed in Park's Form 10-K for the year ended December 31, 2012 is presented below, along with Park's performance through September 30, 2013 and our current projection for the year ending December 31, 2013. Following our inclusion of this information in our Form 10-Q for the period ended September 30, 2013, management plans to discontinue the use of financial projections in future filings.

(In thousands)	Original projection for 2013		75% of midpoint	Nine months YTD 2013	Current projection for 2013
Pre-tax, pre-provision income	$113,000	$131,000	$91,500	$83,241	$109,500	$112,500
Provision for loan losses	20,000	15,000	13,125	3,500	7,500	4,500
Income before income tax	$93,000	$116,000	$78,375	$79,741	$102,000	$108,000
Federal income taxes	23,250	30,160	20,029	19,968	25,700	27,600
Net income	$69,750	$85,840	$58,346	$59,773	$76,300	$80,400

The decline in pre-tax, pre-provision income (from management's original projection) resulted from the continued low interest rate environment, resulting in lower than previously projected net interest income. Conversely, management currently projects that the provision for loan losses will be lower than originally projected as a result of net recoveries at SE Property Holdings, LLC ("SEPH"). See detailed segment information below.

First nine months of 2013 - Financial Results by segment
The table below reflects the net income (loss) by segment for the first, second and third quarters of 2013, for the first nine months of each of 2013 and 2012, and for each of the fiscal years ended December 31, 2012 and 2011. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company (“GFSC”), SEPH and "All Other" which primarily consists of Park as the "Parent Company."

(In thousands)	Q3 2013	Q2 2013	Q1 2013	Nine months YTD 2013	Nine months YTD 2012	2012	2011
PNB	$17,249	$20,322	$19,940	$57,511	$67,112	$87,106	$106,851
GFSC	731	790	740	2,261	2,686	3,550	2,721
Park Parent Company	(244)	191	132	79	457	195	(1,595)
Ongoing operations	$17,736	$21,303	$20,812	$59,851	$70,255	$90,851	$107,977
Vision Bank	—	—	—	—	—	—	(22,526)
SEPH	1,293	(1,269)	(102)	(78)	(7,912)	(12,221)	(3,311)
Total Park	$19,029	$20,034	$20,710	$59,773	$62,343	$78,630	$82,140

The “Park Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its problem assets. Management considers the “Ongoing operations” results to be reflective of the business of Park and its subsidiaries on a going forward basis. The discussion below provides some additional information regarding the segments that make up the “Ongoing operations”, followed by additional information on SEPH.

Vision Bank (“Vision”) merged with and into SEPH, a non-bank subsidiary of Park, following the sale of the Vision business to Centennial Bank (“Centennial”) on February 16, 2012. The sale of the Vision business in the first quarter of 2012 resulted in a pre-tax gain of $22.2 million ($14.4 million after-tax), which is included in the nine months year-to-date 2012 SEPH results presented in the table above. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale. SEPH assets consist primarily of performing and nonperforming loans and other real estate owned (“OREO”). This segment represents a run-off portfolio of the legacy Vision assets.

The Park National Bank (PNB)

The table below reflects the results for PNB for the first, second and third quarters of 2013, for the first nine months of 2013, for the first nine months of 2012 and for each of the fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q3 2013	Q2 2013	Q1 2013	Nine months YTD 2013	Nine months YTD 2012	2012	2011
Net interest income	$52,348	$51,736	$52,735	$156,819	$167,234	$221,758	$236,282
Provision for loan losses	6,339	2,122	3,130	11,591	12,553	16,678	30,220
Fee income	16,756	18,536	17,872	53,164	52,511	70,739	67,348
Security gains	—	—	—	—	—	—	23,634
Total other expense	39,860	40,408	40,324	120,592	114,925	156,516	146,235
Income before income taxes	$22,905	$27,742	$27,153	$77,800	$92,267	$119,303	$150,809
Federal income taxes	5,656	7,420	7,213	20,289	25,155	32,197	43,958
Net income	$17,249	$20,322	$19,940	$57,511	$67,112	$87,106	$106,851
Net income excluding security gains	$17,249	$20,322	$19,940	$57,511	$67,112	$87,106	$91,489

The table below provides certain balance sheet information and financial ratios for PNB as of and for the year-to-date periods ended September 30, 2013, December 31, 2012 and September 30, 2012.

(In thousands)	September 30, 2013	December 31, 2012	September 30, 2012	% change from 12/31/12	% change from 9/30/12
Loans	$4,508,156	$4,369,173	$4,311,117	3.18%	4.57%
Allowance for loan losses	55,425	53,131	53,145	4.32%	4.29%
Net loans	4,452,731	4,316,042	4,257,972	3.17%	4.57%
Investment securities	1,387,259	1,579,889	1,651,482	(12.19)%	(16.00)%
Total assets	6,588,368	6,502,579	6,601,785	1.32%	(0.20)%
Average assets (YTD)	6,570,918	6,532,683	6,530,055	0.59%	0.63%
Deposits	4,956,249	4,814,107	4,895,627	2.95%	1.24%
Return on average assets *	1.17%	1.33%	1.37%	(12.03)%	(14.60)%
* Annualized for the nine months ended September 30, 2013 and 2012.

Through the first nine months of 2013, loan balances increased by $139 million, or an annualized 4.25%. Loans outstanding at September 30, 2013 of $4.51 billion represented an increase of $197 million, or 4.57%, compared to the loans outstanding of $4.31 billion at September 30, 2012. The $197 million increase in loans experienced at PNB over the last twelve months is related to growth in PNB's retained mortgage loan portfolio of approximately $95 million, growth in the consumer loan portfolio of approximately $54 million and an increase in the commercial loan portfolio of approximately $48 million.

PNB's allowance for loan losses increased by $2.3 million, or 4.3%, to $55.4 million at September 30, 2013, compared to $53.1 million at December 31, 2012. The increase in PNB's allowance for loan losses resulted from an increase in general reserves set aside for performing loans and an increase in specific reserves on impaired credits. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section below for additional information regarding the credit metrics of PNB's loan portfolio.

PNB's investment securities portfolio declined by $192.6 million, or 12.2%, over the course of the 2013 year, as PNB made a decision not to reinvest a portion of the cash received from prepayments on certain of the investments in the securities portfolio. PNB's investment securities portfolio had a balance of $1.39 billion at September 30, 2013, compared to $1.58 billion and $1.65 billion at December 31, 2012 and September 30, 2012, respectively. Rather than reinvesting these funds into investment securities with longer duration in the current low interest rate environment, PNB had $179.4 million in federal funds sold at September 30, 2013, compared to $36.9 million and $165.5 million of federal funds sold at December 31, 2012 and September 30, 2012, respectively.

Guardian Financial Services Company (GFSC)

The table below reflects the results for GFSC for the first, second and third quarters of 2013, for the first nine months of each of 2013 and 2012, and for each of the fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q3 2013	Q2 2013	Q1 2013	Nine months YTD 2013	Nine months YTD 2012	2012	2011
Net interest income	$2,204	$2,238	$2,133	$6,575	$6,887	$9,156	$8,693
Provision for loan losses	355	210	210	775	634	859	2,000
Fee income (loss)	6	(3)	2	5	—	—	—
Total other expense	730	810	786	2,326	2,120	2,835	2,506
Income before income taxes	$1,125	$1,215	$1,139	$3,479	$4,133	$5,462	$4,187
Federal income taxes	394	425	399	1,218	1,447	1,912	1,466
Net income	$731	$790	$740	$2,261	$2,686	$3,550	$2,721

The table below provides certain balance sheet information and financial ratios for GFSC as of and for the year-to-date periods ended September 30, 2013, December 31, 2012 and September 30, 2012.

(In thousands)	September 30, 2013	December 31, 2012	September 30, 2012	% change from 12/31/12	% change from 9/30/12
Loans	$49,888	$50,082	$50,099	(0.39)%	(0.42)%
Allowance for loan losses	2,468	2,406	2,419	2.58%	2.03%
Net loans	47,420	47,676	47,680	(0.54)%	(0.55)%
Total assets	50,047	49,926	49,921	0.24%	0.25%
Average assets (YTD)	49,720	48,381	47,819	2.77%	3.98%
Return on average assets *	6.08%	7.34%	7.50%	(17.17)%	(18.93)%
* Annualized for the nine months ended September 30, 2013 and 2012.

Park Parent Company

The table below reflects the results for Park's Parent Company for the first, second and third quarters of 2013, for the first nine months of each of 2013 and 2012, and for each of the fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q3 2013	Q2 2013	Q1 2013	Nine months YTD 2013	Nine months YTD 2012	2012	2011
Net interest income	$870	$1,085	$1,240	$3,195	$3,706	$4,742	$2,155
Provision for loan losses	—	—	—	—	—	—	—
Fee income	109	120	100	329	271	233	350
Total other expense	1,855	1,443	1,644	4,942	4,740	6,585	7,115
Loss before income taxes	$(876)	$(238)	$(304)	$(1,418)	$(763)	$(1,610)	$(4,610)
Federal income tax (benefit)	(632)	(429)	(436)	(1,497)	(1,220)	(1,805)	(3,015)
Net income (loss)	$(244)	$191	$132	$79	$457	$195	$(1,595)

The net interest income for Park's parent company includes interest income on loans to SEPH and on subordinated debt investments in PNB, which are eliminated in the consolidated Park National Corporation totals. Additionally, net interest income includes interest expense related to the $35.25 million and $30.00 million of subordinated notes issued by Park to accredited investors in December 2009 and April 2012, respectively.

SEPH / Vision Bank

The table below reflects the results for SEPH for the first, second and third quarters of 2013, as well as results for the first nine months of each of 2013 and 2012. Also included below are the results for SEPH for the fiscal years ended December 31, 2012 and 2011. SEPH was formed in March 2011. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH. Also included below are the results for Vision for the fiscal year ended December 31, 2011.

(In thousands)	Q3 2013	Q2 2013	Q1 2013	Nine months YTD 2013	Nine months YTD 2012	2012	SEPH 2011	Vision 2011
Net interest income (loss)	$(462)	$(347)	$(655)	$(1,464)	$597	$(341)	$(974)	$27,078
(Recovery of) Provision for loan losses	(4,196)	(1,659)	(3,011)	(8,866)	17,044	17,882	—	31,052
Fee income (loss)	525	645	831	2,001	258	(736)	(3,039)	1,422
Security gains	—	—	—	—	—	—	—	5,195
Gain on sale of Vision business	—	—	—	—	22,167	22,167	—	—
Total other expense	2,270	3,909	3,344	9,523	18,172	22,032	1,082	31,379
Income (loss) before income taxes	$1,989	$(1,952)	$(157)	$(120)	$(12,194)	$(18,824)	$(5,095)	$(28,736)
Federal income taxes (benefit)	696	(683)	(55)	(42)	(4,282)	(6,603)	(1,784)	(6,210)
Net income (loss)	$1,293	$(1,269)	$(102)	$(78)	$(7,912)	$(12,221)	$(3,311)	$(22,526)
Net income (loss) excluding gains	$1,293	$(1,269)	$(102)	$(78)	$(22,321)	$(26,630)	$(3,311)	$(25,903)

SEPH financial results for the first nine months of 2013 included net recoveries of $8.9 million. The net recoveries during the first nine months consisted of charge-offs of $1.9 million, offset by recoveries of $10.8 million. Fee income in the first nine months of 2013 at SEPH of $2.0 million was primarily related to gains on the sale of OREO of $2.3 million, offset by OREO valuation adjustments of $288,000.

On February 16, 2012, when Vision merged with and into SEPH, the loans then held by Vision were transferred to SEPH by operation of law at their fair market value and no allowance for loan loss is carried at SEPH. The loans included in both the performing and nonperforming portfolios have been charged down to their fair value. The table below provides additional information regarding charge-offs as a percentage of unpaid principal balance, as of September 30, 2013:

SEPH - Retained Vision Loan Portfolio

(In thousands)	Unpaid Principal Balance	Aggregate Charge-Offs	Net Book Balance	Charge-off Percentage
Nonperforming loans - retained by SEPH	$87,952	$48,604	$39,348	55.26%
Performing loans - retained by SEPH	3,381	242	3,139	7.16%
Total SEPH loan exposure	$91,333	$48,846	$42,487	53.48%

The table below provides an overview of SEPH loans and OREO, representing the legacy Vision assets. This information is provided as of September 30, 2013, June 30, 2013 and December 31, 2012, showing the decline in legacy Vision assets at SEPH over the past quarter and over the year to date.

(In thousands)	SEPH 09/30/13	SEPH 06/30/13	SEPH 12/31/12	Change from last quarter	Change from year end
Nonperforming loans - retained by SEPH	$39,348	$43,216	$55,292	$(3,868)	$(15,944)
OREO - retained by SEPH	22,393	21,389	21,003	1,004	1,390
Total nonperforming assets	$61,741	$64,605	$76,295	$(2,864)	$(14,554)
Performing loans - retained by SEPH	$3,139	$3,194	$3,886	$(55)	$(747)
Total SEPH - Legacy Vision assets	$64,880	$67,799	$80,181	$(2,919)	$(15,301)

Park National Corporation

The table below reflects the results for Park on a consolidated basis for the first, second and third quarters of 2013, for the first nine months of each of 2013 and 2012, and for each of the fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q3 2013	Q2 2013	Q1 2013	Nine months YTD 2013	Nine months YTD 2012	2012	2011
Net interest income	$54,960	$54,712	$55,453	$165,125	$178,424	$235,315	$273,234
Provision for loan losses	2,498	673	329	3,500	30,231	35,419	63,272
Fee income	17,396	19,298	18,805	55,499	53,040	70,236	66,081
Security gains	—	—	—	—	—	—	28,829
Gain on sale of Vision business	—	—	—	—	22,167	22,167	—
Total other expense	44,715	46,570	46,098	137,383	139,957	187,968	188,317
Income before income taxes	$25,143	$26,767	$27,831	$79,741	$83,443	$104,331	$116,555
Federal income taxes	6,114	6,733	7,121	19,968	21,100	25,701	34,415
Net income	$19,029	$20,034	$20,710	$59,773	$62,343	$78,630	$82,140
Net income excluding gains (1)	$19,029	$20,034	$20,710	$59,773	$47,934	$64,221	$63,401
(1) Excludes the gain on sale of the Vision business for the year ended December 31, 2012 and the security gains for the year ended December 31, 2011.

Credit Metrics and Provision for (Recovery of) Loan Losses

The provision for loan losses for the first nine months of 2013 was $3.5 million, compared to $30.2 million for the same period in 2012. The table below shows a breakdown of the loan loss provision by reportable segment:

(In thousands)	Q3 2013	Q2 2013	Q1 2013	Nine months YTD 2013	Nine months YTD 2012
PNB	$6,339	$2,122	$3,130	$11,591	$12,553
GFSC	355	210	210	775	634
Park Parent	—	—	—	—	—
Total Ongoing Operations	$6,694	$2,332	$3,340	$12,366	$13,187
Vision Bank	—	—	—	—	—
SEPH	(4,196)	(1,659)	(3,011)	(8,866)	17,044
Total Park	$2,498	$673	$329	$3,500	$30,231

As previously discussed, SEPH had net recoveries of $8.9 million during the first nine months of 2013, resulting in the recovery of loan losses. Provision for loan losses for Park's Ohio operations (PNB and GFSC) was $12.4 million for the nine months ended September 30, 2013, an $800,000 decline from the $13.2 million provision for the same period in 2012. The PNB provision for the three months ended September 30, 2013 was $6.3 million, a substantial increase from the provision in the first six months of 2013. The $6.3 million provision for loan losses in the third quarter of 2013 resulted from an increase in specific reserves, as well as an increase in general reserves. The increase in specific reserves was largely due to management's conclusion to establish a $4.8 million specific reserve for one loan relationship. The table below provides additional information related to specific reserves and general reserves for Park's ongoing operations as of each quarter-end period through September 30, 2013 and as of December 31, 2012 and 2011.

(In thousands)	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2011
Total allowance for loan losses	$57,894	$55,111	$55,315	$55,537	$57,705
Specific reserve	9,297	7,466	8,260	8,276	7,046
General reserve	$48,597	$47,645	$47,055	$47,261	$50,659

Total loans	$4,531,051	$4,464,305	$4,391,969	$4,391,145	$4,193,217
Impaired loans	80,463	84,531	86,411	89,365	95,109
Performing loans	$4,450,588	$4,379,774	$4,305,558	$4,301,780	$4,098,108

General reserve as a % of performing loans	1.09%	1.09%	1.09%	1.10%	1.24%
Note: Table includes only those loans at PNB and GFSC, as these are the entities that have an ALLL balance. The table in the attached Exhibit 99.1 in the asset quality section includes all Park loans (including those at SEPH) and thus shows slightly different information.

As the table above shows, specific reserves were $9.3 million at September 30, 2013, an increase of $1.8 million compared to $7.5 million at June 30, 2013. Additionally, general reserves for Park’s ongoing operations increased to $48.6 million at September 30, 2013, an increase of $1.0 million compared to $47.6 million at June 30, 2013. The general reserve as a percentage of performing loans has remained mostly unchanged throughout 2013, and was 1.09% at September 30, 2013.
The following table shows the trends in the Park Ohio commercial loan portfolio.

Commercial loans * (In thousands)	September 30, 2013	December 31, 2012	December 31, 2011
Pass rated	$2,261,176	$2,225,702	$2,131,007
Special mention	44,125	49,275	66,254
Substandard	2,306	16,843	29,604
Impaired	80,463	89,365	95,109
Total	$2,388,070	$2,381,185	$2,321,974
* Commercial loans include: (1) Commercial, financial and agricultural loans, (2) Commercial real estate loans, (3) Commercial related loans in the construction real estate portfolio and (4) Commercial related loans in the residential real estate portfolio.

The commercial loan table above demonstrates the improvement experienced over the last 21 months in the Park Ohio commercial portfolio. Pass rated commercial loans have grown $130.2 million, or 6.1% since December 2011. Over this period, special mention loans have declined by $22.1 million, or 33.4% and substandard loans have declined by $27.3 million, or 92.2%. These improved credit metrics in the special mention and substandard categories of the commercial loan portfolio have a significant impact on the general reserves that are established to cover incurred losses on performing commercial loans. As these credit metrics have improved over the past 21 months, general reserves as a percentage of performing loans have declined.

Delinquent and accruing loan trends (includes all outstanding loans, consumer and commercial) for Park's Ohio-based operations have also improved over the past 21 months. Delinquent and accruing loans were $29.4 million or 0.65% of total loans at September 30, 2013, compared to $39.6 million (0.90%) at December 31, 2012 and $40.1 million (0.96%) at December 31, 2011.

Impaired commercial loans for Park's Ohio-based operations were $80.5 million as of September 30, 2013, a reduction from the balances of impaired loans of $89.4 million at December 31, 2012 and $95.1 million at December 31, 2011. Impaired commercial loans are individually evaluated for impairment and specific reserves are established to cover incurred losses.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and the uneven spread of positive impacts of the recovery on the economy, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and its subsidiaries do business, may be worse or slower than expected which could adversely impact the demand for loan, deposit and other financial services as well as loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions, the Budget Control Act of 2011 and the American Taxpayer Relief Act of 2012; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; the adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; the outcome of future negotiations surrounding the United States debt and budget, which may be adverse due to its impact on tax increases, governmental spending and consumer confidence and spending; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in "Item 1A. Risk Factors" of Part II of Park's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on October 28, 2013, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on December 10, 2013 to common shareholders of record as of the close of business on November 22, 2013. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on October 28, 2013 addressing operating results for the three and nine months ended September 30, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: October 28, 2013	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated October 28, 2013

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 28, 2013 addressing operating results for the three and nine months ended September 30, 2013.